UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Portland General Electric Company
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***  Exercise Your Right to Vote  ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 22, 2013.

Meeting Information
PORTLAND GENERAL ELECTRIC COMPANY	Meeting Type: Annual Meeting
For holders as of: March 18, 2013
Date: May 22, 2013 Time: 10:00 AM PDT
Location: Conference Center Auditorium Two World Trade Center, 25 SW Salmon Street Portland, OR 97204 Directions to the meeting are available at the Company's website at www.portlandgeneral.com

PORTLAND GENERAL ELECTRIC COMPANY ATTN: WILLIAM VALACH 121 SW SALMON STREET 1WTC0509 PORTLAND, OR 97204	You are receiving this communication because you hold shares in the above named company, and the materials you should review before you cast your vote are now available.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, www.portlandgeneral.com or request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. NOTICE AND PROXY STATEMENT 2. ANNUAL REPORT
How to View Online:
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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2013 to facilitate timely delivery.

- How To Vote - Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Portland General Electric Company Annual Meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Annual Meeting of Shareholders of Portland General Electric Company will be held on Wednesday, May 23, 2012 at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon St, Portland, OR 97204 for the following purposes:

1.	Election of Directors.
	Nominees:
	01)	John W. Ballantine	07)	Corbin A. McNeill, Jr.
The items are more fully described in the Proxy Statement. The record date for the annual meeting is March 18, 2013. Only shareholders of record at the close of business on such date are entitled to vote at the annual meeting.

	02)	Rodney L. Brown, Jr.	08)	Neil J. Nelson
	03)	Jack E. Davis	09)	M. Lee Pelton
	04)	David A. Dietzler	10)	James J. Piro
	05)	Kirby A. Dyess	11)	Robert T. F. Reid
The Board of Directors recommends a vote “FOR” all director nominees, “FOR” approval of the compensation of named executive officers, “FOR” approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan, “FOR” approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers, and “FOR” ratification of the appointment of Deloitte and Touche LLP.

	06)	Mark B. Ganz

2.	To approve, by a non-binding vote, the compensation of named executive officers.
3.	To approve the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan.
4.	To approve the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.
5.	To ratify the appointment of Deloitte and Touch LLP as the Company's independent registered public accounting firm for the fiscal year 2012.